EXHIBIT 4.9
FIRST AMENDMENT TO AMENDED AND RESTATED
SERIES C WARRANT AGREEMENT
          THIS FIRST AMENDMENT is entered into as of this 9 day of November, 2009, between XStream Systems, Inc., a Delaware corporation (the “Company”), and the Holders from time to time of the Warrants created under the Amended and Restated Series C Warrant Agreement dated as of August 27, 2009 (the “Warrant Agreement”) between the Company and such Holders.
          WHEREAS, the Company is party to the Warrant Agreement providing for the issuance from time to time of Warrants designated the Series C Warrants to purchase shares of Common Stock of the Company;
          WHEREAS, the Company and the Holders desire to amend the Warrant Agreement in order to include the Company’s 2009 Long Term Incentive Plan and any successor plans within the meaning of the term “Option Plan” as hereinafter provided;
          WHEREAS, the Company and the Holders desire to further amend the Warrant Agreement in order to in order to prevent the grant of 1,000,000 options or other share-based award in such amount to Mr. James Lowrey from triggering an adjustment to the Exercise Price of the Warrants;
          WHEREAS, the Company and the Holders desire to amend various other sections of the Warrant Agreement in order to accommodate for the Company’s anticipated initial public offering of its debt and equity securities, including restricting the Holder’s ability to exercise the Warrants for a period of three years after the IPO Effective Date (defined herein), as hereinafter provided; and
          WHEREAS, the Company and the Majority Warrant Holders have approved and consented to this Amendment as indicated by their signatures affixed hereto.
          NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
     1. Amendment.
          (a) Section 2.1. Section 2.1 of the Warrant Agreement shall be amended as follows:
          (i) The existing definition of “Convertible Securities” shall be deleted in its entirety and replaced with the following new definition:
          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock, except for securities issued in connection with a Public Offering.

          (ii) The existing definition of “Option Plan” shall be deleted in its entirety and replaced with the following new definition:
          “Option Plan” means the Company’s Amended and Restated 2004 Stock Option Incentive Plan, as amended by that certain First Amendment, dated as of July 23, 2009, and the Company’s 2009 Long Term Compensation Plan, including any amendments thereto or successor plan thereof.
          (iii) The defined term “Qualified IPO” is hereby deleted in its entirety.
          (v) The following new defined terms and their respective meanings shall be inserted in their appropriate alphabetical order:
          “IPO Effective Date” means the effective date of the registration statement relating to the Company’s initial Public Offering.
          “Public Offering” means any offering by the Company of its debt or equity securities to the public pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force.
          “Restriction Period” means the time period beginning on the IPO Effective Date and ending on the date that is three (3) years after the IPO Effective Date.
          (b) Section 3.2(a). Section 3.2(a) of the Warrant Agreement shall be amended by deleting the term “Original Issue Date” in the first sentence thereof and replacing it with the phrase “expiration of the Restriction Period”.
          (c) Section 5.2(b). Section 5.2(b) of the Warrant Agreement shall be amended as follows:
          (i) by deleting subsection (x) thereof in its entirety and replacing it with the following new subsection (x):
          “(x) securities issued in connection with a Public Offering;”
          (ii) by appending the following as a new subsection (xi) immediately after new subsection (x) thereof and renumbering the remaining subsections which follow thereafter accordingly:
          “(xi) 1,000,000 incentive stock options or other share-based award in such amount to Mr. James Lowrey, current chairman and chief executive officer of the Company, approved at the August 14, 2009 meeting of the Board in consideration for services rendered to the Company;”

          (d) Section 8.1. Section 8.1 of the Warrant Agreement shall be amended by deleting subclauses (d) and (e) and subclause (iii) therein in their entirety. Any grammatical or other adjustments necessary in the language surrounding such deletions shall be deemed to have been made and incorporated therein in all respects.
          (e) Section 12. The text in Section 12 of the Warrant Agreement is hereby deleted in its entirety and the phrase “Intentionally Deleted.” shall be inserted in its place.
          (f) Exhibit A. The first sentence of the main paragraph of Exhibit A to the Warrant Agreement shall be deleted in its entirety and replaced with the following new first sentence:
     “This Series C Warrant Certificate entitles [                    ], and its permitted assigns, to purchase from XStream Systems, Inc., a Delaware corporation (the “Company”), [___] shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company at the purchase price per share of $3.00 (subject to adjustment as provided in Section 5 of the hereinafter defined Warrant Agreement (as so adjusted, the “Exercise Price”)), at any time or from time to time beginning on the three (3) year anniversary of the effective date of the registration statement relating to the Company’s initial public offering of its debt or equity securities pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, and prior to 5:00 P.M., New York, New York time, on August 27, 2019 (such date, the “Expiration Date”), all subject to the terms and conditions set forth in the Warrant Agreement, dated as of August 27, 2009 (as may be amended, modified or restated from time to time, the “Warrant Agreement”), by and among the Company and the holders from time to time of the Warrants (the “Holders”).”
     2. Reference to and Effect on Warrant Agreement; Reaffirmation.
          (a) Upon the effectiveness of this Amendment, each reference in the Warrant Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Warrant Agreement as amended hereby, and each reference to the Warrant Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Warrant Agreement, the Original Purchase Agreement and/or the Series D Purchase Agreement shall mean and be a reference to the Warrant Agreement as amended hereby.
          (b) Except as specifically amended hereby, the Warrant Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision contained in the Warrant Agreement, except as specifically set forth herein.
     3. Governing Law. In all respects, including all matters of construction, validity and performance, this Amendment and the Warrants and the obligations arising hereunder and thereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to contracts made and performed in such state, except with respect to the validity of this Amendment and the Warrants, the issuance of Warrant Stock upon exercise of the Warrants and the rights and duties of the Company with respect to registration of transfer, which shall be governed by the laws of the State of Delaware.
     4. Recitals. The recitals set forth above are true, accurate, and incorporated herein by reference.
     5. Interpretation.
          (a) Capitalized terms used herein without definition shall have the respective definitions assigned to those terms in the Warrant Agreement, as amended by this Amendment.
          (b) Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Amendment.
          (c) This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart.
          (d) Each of the parties to this Amendment has had the benefit of counsel in connection with its review and negotiation of this Amendment. Consequently, the parties confirm that this Amendment shall not be construed on the basis of any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the day and year first above written.

XSTREAM SYSTEMS, INC.

By:	/s/ Anthony Chidoni
Name:	Anthony Chidoni
Title:	Secretary
[Holders’ signature pages follow.]
[Signature Page to First Amendment to Amended and Restated Series C Warrant Agreement]

[OMNIBUS SIGNATURE PAGES TO WRITTEN CONSENT OF A
MAJORITY OF THE SECURITYHOLDERS OF
XSTREAM SYSTEMS, INC.]

NOTE:
The following counterpart signature pages of holders of Series C Warrants that have approved this amendment as set forth below, are attached pursuant to the authorization contained in the November 9, 2009 Written Consent of the Holders of a Majority of the Capital Stock and Preferred Stock Warrants approving this First Amendment to the Amended and Restated Series C Warrant Agreement.

	Series C		Approval	C Shares	C %
Name	Preferred(1)	% of C	Rec’d	Approved	Achieved

1. Anthony Chidoni	24,999	6.83%	Y	24,999	6.83%
2. Arthur Calcagnini	8,333	2.28%	Y	8,333	2.28%
3. Earl Segerdahl	15,000	4.10%	Y	15,000	4.10%
4. Geoffrey and Joanne Stringer	3,000	0.82%	Y	3,000	0.82%
5. HLG, LLC(2)	49,993	13.66%	Y	49,993	13.66%
6. James Coyne	9,000	2.46%	—
7. James Lowrey(2)	75,000	20.49%	Y	75,000	20.49%
8. Joseph Cornacchia	15,000	4.10%	Y	15,000	4.10%
9. JTW Partners(2)	25,006	6.83%	Y	25,006	6.83%
10. Lovejoy Family Limited Partnership	24,999	6.83%	Y	24,999	6.83%
11. Lowrey Family Investments LLC(3)	(3)	(3)	(3)	(3)	(3)
12. Michael W. Haley Revocable Trust	36,000	9.84%	Y	36,000	9.84%
13. Robert Girling	30,000	8.20%	Y	30,000	8.20%
14. Robert Kennedy	8,333	2.28%	Y	8,333	2.28%
15. The Mayo Family Revocable Trust dated July 13, 2000	8,333	2.28%	—
16. William Scully	33,000	9.02%	Y	33,000	9.02%
TOTALS:	365,996	100.00%		348,663	95.26%

(1)	Holders of Series B, C & D Preferred Stock received 5 warrants for each share of Series B, C or D Preferred Stock.

(2)	These shares of Series C Preferred Stock originally owned by Lowrey Family Investments LLC were transferred in connection with estate planning activities to their current holder. Lowrey Family Investments LLC retained ownership of the Series C Warrants attached to these shares.

(3)	Holds an aggregate of 749,995 Series C Warrants issued in connection with the shares of Series C Preferred Stock now owed by Mr. James Lowrey, HLG, LLC and JTW Partners.

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

Please execute and date, and immediately return, the enclosed signature p age to this Majority Written Consent of the Stockholders by hand, post, electronic mail or facsimi le to:Rebecca DiStefeno, Esq.Greenberg Traurig, P.A,5100 Town Center Cirde, Suite 400Boca Raton, Flo rida 33486distefanor@gtlaw.com(561) 367-6254 (facsimile)If you have any questions regarding this Writ ten Consent or the materials referenced herein, please contact Christie Butler, Chief Financial Office r, by telephone on +1 -772-646-6268 or by email at c.butler@xstreamsystems.net.(signatures on next pag e)*** IMPORTANT *** *** RETURN IMMEDIATELY ***Please sign and return vis electronic delivery to distefai ner@gtlaw.com. or via facsimile to Rebecca G. DiStelano, Esq. at (561)367-6254SIGNATURE PAGETOWRITTEN CO NSENT OF THEHOLDERS OF A MAJORITY OF THECAPITAL STOCK AND PREFERRED STOCK WARRANTSOK XSTREAM SYSTEMS, INC. The undasrgned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majori ty Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Saries B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Am endment to Securityholders1 Agreement, and the First Amendment to Registration Rights Agreement, as appropriate.Majority Written Consent executed by the undersigned Stockholder as of , 2009.If an Entity: If an Individual for if stock is held as Joint Tenants
*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned:

*** IMPORTANT*** *** RETURN IMMEDIATELY *** Please sign and return via electronic delivery to distefanor@gtlaw.com, or via facsimile lo Rebecca G. DiStefano, Esq. at (561) 367-6251. SIGNATURE PAGE TO WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE CAPITAL STOCK AND PREFERRED STOCK WARRANTS OF XSTREAM SYSTEMS, INC, The undersigned stockholder of XStream Systems, Inc. hereby adopts the resolutions set forth in this Majority Written Consent and authorized its attachment as a counterpart to each of the First Amendment to Series B Warrant, the First Amendment to Series C Warrant, the First Amendment to Series D Warrant, the First Amendment to Securityholders’ Agreement, and the First Amendment to Registration Rights Agreement, as appropriate. Majority Written Consent executed by the undersigned Stockholder as of 2009. If an Entity: If an Individual (or if stock is held as Joint Tenants, Tenants in Common or as Community Property): Name of Stockholder (please PRINT) Name of Stockholder (please PRINT) \ By: Name: Signature of Stockholder Title: Address: Signature of Joint Tenant, Tenant in Common or other co-owner, if any: Telephone: ( ) Facsimile: ( ) Name of Stockholder (please PRINT) Signature of Stockholder Address: Telephone: ( ) Facsimile: ( ) TO BE .COMPLETED BY COMPANY: Number of Shares of Common Stock Owned: Number: of Shares of Series A Preferred Stock Owned : Number of Shares of Series B Preferred Stock Owned: Number of Series B Warrants Owned: Number of Shares of Series C Preferred Stock Owned: Number of Series C Warrants Owned: Number of Shares of Series D Preferred Stock Owned: Number of Series D Warrants Owned: